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                                                                    EXHIBIT 10.5


                          FORM OF SERVICES AGREEMENT
                          --------------------------


     THIS SERVICES AGREEMENT (this "Agreement") is made and entered into as of

________, 1997 by and between Synetic Inc., a Delaware corporation ("Synetic"), and Porex Corporation, a Delaware corporation (together with its subsidiaries, hereinafter referred to as, the "Company").


                                    RECITALS
                                    --------

     A. Synetic has historically provided to its subsidiaries certain services.

     B. Synetic and the Company desire that provision of these services by Synetic be continued for the benefit of the Company and further desire to formalize the provision of certain services.

     C. Synetic is willing to continue to provide certain services to the Company and the Company is willing to arrange for the provision of such services by Synetic.


                                   AGREEMENT
                                   ---------

     The parties therefore agree as follows:

     1.   Services.   Synetic will provide to the Company those particular
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financial, tax, legal and other services in connection with the Company's acquisition program and other technical services as required that are listed on Exhibit A hereto (the "Services"), in consideration of the respective charges described in Section 3 below.

     2.   Term.  Synetic agrees to provide the Services on a quarter-to-quarter
          ----
basis unless and until terminated in whole or in part with respect to particular Services by either party at the end of a specified quarter by means of at least thirty (30) days' prior written notice. The obligations of Synetic under
Section 4 of this Agreement shall terminate as of the date Synetic ceases to own more than fifty percent (50%) of the outstanding common stock of the Company or at the end of a specified quarter if the Company, by means of at least thirty
(30) days' prior written notice, terminates such obligations.

     3.   Charges.  For the Services provided by Synetic, the Company will pay
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the actual costs therefor.  Synetic and the Company will use reasonable efforts to separately identify such costs. However, where such costs are not separately identifiable and directly measurable, the Company will pay that portion of the total cost to Synetic of providing such Services or similar services which shall be attributable to the Company under an "Allocation Formula." The "Allocation Formula" shall attribute to the Company that portion of the total
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                                       2


cost of such Services or similar services which is based on the ratio of the time incurred on behalf of the Company by employees of Synetic and its affiliates to the time incurred on behalf of Synetic and all other entities (including the Company) for which Synetic provides such Services or similar services. Such costs shall include travel and entertainment expenses directly attributable to the Company and an allocable portion of the base compensation (other than benefit plans and employment agreements and arrangements) of the officers of Synetic who serve as officers of the Company. Synetic shall submit invoices quarterly, describing in reasonable detail the Services performed, charges therefor and other charges provided for hereunder. The Company shall, within 30 days of receipt of invoice, remit payment in full for the invoiced charges. In addition to these charges, the Company shall reimburse Synetic on a monthly basis for all reasonable third-party charges incurred by Synetic incident to the rendering of such Services. The parties will review the Services listed on Exhibit A hereto and such cost and usage data at least annually, but any change in the Services will be only by mutual agreement.

     4.   Continuation of Benefits; Insurance.  Synetic shall continue to make
          -----------------------------------
available to employees of the Company the benefit plans and health insurance plans in effect for employees of Synetic which are presently made available to employees of the Company, upon the terms that such plans are made available to employees of Synetic and its subsidiaries from time to time, and, in each case, the Company shall reimburse Synetic for the actual costs therefor. Synetic will use its best efforts to cause the business operations, properties and officers and directions of the Company to be insured under policies applicable to Synetic and its subsidiaries to the extent such business operations, properties and officers and directors are presently insured under such policies, and, in each case, the Company shall reimburse Synetic for the actual costs therefor.

     5.   Performance of Services.  Synetic shall perform the Services with the
          -----------------------
same degree of case, skill and prudence customarily exercised for its own operations.

     6.   Limitation on Liability; Indemnification.  Except as provided in the
          ----------------------------------------
following sentence, neither party shall have any liability under this Agreement to the other party for damage or loss of any type suffered by the other party or any third party as a result of the performance or non-performance of the Services provided hereunder and neither party will be responsible for general, special, indirect, incidental or consequential damages that the other party or any third party may incur or experience on account of entering into or relying on this Agreement. Each party shall indemnify, defend and hold the other party, its directors, officers and employees harmless from and against all damages, losses and out-of-pocket expenses (including fees) caused by or arising out of any willful failure to perform any obligation or agreement herein.

     7.   Assignment.  Neither party shall assign or transfer any of its rights
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under this Agreement without the prior written consent of the other party.
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                                       3

     8.  Notices.  All notices, requests, demands and other communications
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provided for by this Agreement shall be in writing (including telecopier or similar writing) and shall be deemed to have been given at the time when mailed in any general or branch office of the United States Postal Service, enclosed in a registered or certified postpaid envelope, or sent by Federal Express or other similar overnight courier service, addressed to the address of the parties stated below or to such changed address as such party may have fixed by notice, or if given by telecopier, when such telecopy is transmitted and the appropriate answerback is received.

          If to Synetic, Inc.:

          Synetic, Inc.
          669 River Drive
          Elmwood, New Jersey  07407-1361
          Attn:  Chief Financial Officer

          If to the Company:

          Porex Corporation
          500 Bohannon Road
          Fairburn, Georgia  30218-2828
          Attn:  Chief Financial Officer

     9.   Governing Law.  This Agreement shall be governed by the laws of the
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State of New York.

     10.  Entire Agreement.  This Agreement constitutes the entire understanding
          ----------------
between the parties and supersedes all proposals, commitments, writings, negotiations and understandings, oral and written, and all other communications between the parties relating to the subject matter of this Agreement. This Agreement may not be amended or otherwise modified except in writing duly executed by all of the parties. A waiver by any party of any breach or violation of this Agreement shall not be deemed or construed as a waiver of any subsequent breach or violation thereof.

     11.  Counterparts.  This Agreement may be executed in several counterparts,
          ------------
each of which shall be deemed an original, but all of which together shall constitute one and the same document.

     12.  Severability.  Should any part, term or condition hereof be declared
          ------------
illegal or unenforceable or in conflict with any other law, the validity of the remaining portions or provisions of this Agreement shall not be affected thereby, and the illegal or unenforceable
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                                       4

portions of this Agreement shall be and hereby are redrafted to conform with applicable law, while leaving the remaining portions of this Agreement intact.

     13.  Force Majeure.  No party shall be deemed to have breached this
          -------------
Agreement or be held liable for any failure or delay in the performance of all or any portion of its obligations under this Agreement if prevented from doing so by a cause or causes beyond its control. Without limiting the generality of the foregoing, such causes include acts of God or the public enemy, fires, floods, storms, earthquakes, riots, strikes, lock-outs, wars and war-operations, restraints of government power or communication line failure or other circumstances beyond such party's control, or by reason of the judgment, ruling or order of any court or agency of competent jurisdiction or change of law or regulation subsequent to the execution of this Agreement.

     14.  Successors and Assigns.  Subject to the provisions of Section 7, this
          ----------------------
Agreement is solely for the benefit of the parties and their respective successors and assigns. Nothing herein shall be construed to provide any rights to any other entity or individual.

     15.  Headings.  Section headings are for convenience only and do not
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control or affect the meaning or interpretation of any terms or provisions of this Agreement.
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                                       5

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                              Synetic, Inc.



                              ---------------------------------
                              Name:
                              Title:


                              Porex Corporation



                              ---------------------------------
                              Name:
                              Title:

                                   EXHIBIT A

                                  THE SERVICES
                                  ------------


     Synetic will provide services relating primarily to financial analysis and tax and legal advice in connection with the Company's acquisition program, and other technical services as may be requested by the Company, and only for so long as such Services can be provided by Synetic.